From the President

April 26, 2018

TO: All Members

SUBJECT: First Quarter 2018 Financial Results and Payment of Dividends

I am pleased to advise you of the following announcements in the attached news release:

Net income of $78.9 million for the first quarter of 2018

Quarterly dividends of 6.75 percent annualized on activity stock and 3.50 percent annualized on membership stock

These results reflect the relevance of the co-op to our membership and allow us to set aside a meaningful contribution to affordable housing programs.

Dividend Payments

The Board of Directors declared quarterly dividends of 6.75 percent annualized on subclass B2 (activity) stock and 3.50 percent annualized on subclass B1 (membership) stock. These dividends will be calculated on your average capital stock held during the period January 1 to March 31, 2018, and will be credited to your Demand Deposit Account (DDA) tomorrow, April 27.

To estimate the amount of your dividend payment, please check the capital stock dividend calculator on Bank4Banks®.

As a reminder, our quarterly conference call is scheduled for Tuesday, May 1, 9 a.m. You will have an opportunity to ask questions on the call. If you have yet to register, you may do so by clicking here.

Sincerely,

Winthrop Watson
President and Chief Executive Officer